UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2019

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PPSI	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Stock Purchase Agreement

As previously announced, on June 28, 2019, Pioneer Power Solutions, Inc. (the “Company” or “Pioneer Power”) entered into a Stock Purchase Agreement, dated as of June 28, 2019 (the “Stock Purchase Agreement”), by and among the Company, Electrogroup Canada, Inc., a wholly owned subsidiary of the Company (“Electrogroup”), Jefferson Electric, Inc., a wholly owned subsidiary of the Company (“Jefferson”), JE Mexican Holdings, Inc., a wholly owned subsidiary of the Company (“JE Mexico,” and together with Electrogroup and Jefferson, the “Disposed Companies”), Nathan Mazurek, Pioneer Transformers L.P. (the “US Buyer”) and Pioneer Acquireco ULC (the “Canadian Buyer,” and together with the US Buyer, the “Buyer”). Pursuant to the terms of the Stock Purchase Agreement, the Company agreed to sell (i) all of the issued and outstanding equity interests of Electrogroup to the Canadian Buyer and (ii) all of the issued and outstanding equity interests of Jefferson and JE Mexico to the US Buyer (collectively, the “Equity Transaction”).

Under the terms of the Stock Purchase Agreement, the consideration for the Equity Transaction consisted of a base cash purchase price of $60.5 million, as well as the issuance by the Buyer of a subordinated promissory note to Pioneer Power in the aggregate principal amount of $5.0 million (the “Seller Note”), in each case subject to adjustment pursuant to the terms of the Stock Purchase Agreement. The Buyer will have the right to set-off amounts owed to Pioneer Power under the Seller Note on a dollar-for-dollar basis by the amount of any indemnifiable losses Buyer suffers as a result of certain actions or omissions by Pioneer Power or the Disposed Companies.

On August 13, 2019, Pioneer Power, the Buyer and the Disposed Companies entered into Amendment No. 1 to the Stock Purchase Agreement (the “Amendment”). Pursuant to the Amendment, (i) the base purchase price was increased from $65.5 million to $68.0 million, (ii) the target working capital amount of the Disposed Companies was increased from $21,205,000 to $29,558,000, (iii) the parties agreed to an estimated closing net working capital amount of $23,558,000, (iv) the increase in the base purchase price will be paid in the form of an additional Seller Note in the aggregate principal amount of $2.5 million that will be issued to Pioneer Power at the closing, (v) a $150,000 deductible was added with respect to the indemnification obligations of Pioneer Power and the Disposed Companies concerning certain legal matters, (vi) Pioneer Power agreed to pay any difference between the final net purchase price and the closing date net purchase price in immediately available funds rather than causing the Buyer to set off the amount of such difference against any amounts due and payable to Pioneer Power under the Seller Note, subject to certain exceptions, (vii) the definition of Applicable Adverse Event was amended to exclude certain events related to Pioneer Power’s financial performance through the second quarter (subject to certain exceptions, such items were also excluded from the post-closing indemnity under the Stock Purchase Agreement) and (viii) the parties agreed to the allocation of the insurance proceeds from the June 2019 flood at Pioneer Power’s facility in Reynosa, Mexico. Pioneer Power expects to receive approximately $2.0 million of insurance proceeds related to the June 2019 flood. The Buyer will only be required to set-off any indemnifiable losses the Buyer suffers as a result of certain actions, omissions, or misrepresentations by Pioneer Power or the Disposed Companies against the first Seller Note in the aggregate principal amount of $5.0 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

In connection with the entry into the Stock Purchase Agreement, the Company previously filed with the Securities and Exchange Commission (the “SEC”) and mailed to the holders of record of the Company’s common stock a Definitive Information Statement on Schedule 14C, dated July 26, 2019, describing the Equity Transaction. On August 13, 2019, in connection with the entry into the Amendment, the Company filed a supplement to the information statement with the SEC.

The supplement to the information statement includes certain information concerning the background of the Amendment and the negotiations leading up to the Amendment, including certain information related to the Company’s financial performance for the quarter ended June 30, 2019. The disclosure in the supplement concerning the Company’s financial performance is excerpted below:

“In mid-July 2019, Pioneer Power delivered preliminary second quarter financial results to Mill Point Capital LLC (“Mill Point”), which reflected a decline in Pioneer Power’s financial performance, largely due to increases in working capital as a result of increased accounts payable. On July 21, 2019, Mill Point discussed its findings with representatives of Lincoln International LLC (“Lincoln”) and expressed its concern that Pioneer Power’s financial performance would impact Mill Point’s ability to obtain debt financing sufficient to fund the Equity Transaction. On August 1, RSM US LLP (“RSM”) delivered a preliminary quality of earnings report to Mill Point, which reflected a 13% decrease in Pioneer Power’s EBITDA from June 2018 to June 2019.”

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
2.1	Amendment No. 1 to Stock Purchase Agreement, dated as of August 13, 2019, by and among Pioneer Power Solutions, Inc., Electrogroup Canada, Inc., Jefferson Electric, Inc., JE Mexican Holdings, Inc., Pioneer Transformers L.P. and Pioneer Acquireco ULC.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Equity Transaction involving the Company and the Buyer. The Company has prepared an information statement for its stockholders containing the information with respect to the Equity Transaction specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, describing the proposed Equity Transaction. A definitive information statement has been mailed to the Company’s stockholders and a supplement to the definitive information statement concerning the Amendment was filed with the SEC on the date hereof. The Company may file other documents concerning the Equity Transaction with the SEC as well. INVESTORS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PROPOSED EQUITY TRANSACTION, THE SUPPLEMENT TO THE INFORMATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED EQUITY TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: August 13, 2019	By:	/s/ Thomas Klink
	Name:	Thomas Klink
	Title:	Chief Financial Officer

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